Exhibit 21

LEGAL NAME	STATE OF INCORPORATION OR FORMATION	DBA INFORMATION
4therapy.com NETWORK	California

Academy of the Sierras, a Healthy Living Academy, LLC	Delaware	Academy of the Sierras North Carolina

Academy of the Sierras, LLC	Delaware

Adirondack Leadership Expeditions, LLC (f/k/a Adirondack Expeditions, LLC)	Delaware

Advanced Treatment Systems, Inc.	Virginia	Coatesville Treatment Ctr. Lebanon Treatment Ctr.

AHS of Idaho, Inc.	Idaho	SUWS Adolescent Program SUWS Youth Programs

Aspen Achievement Academy, LLC (f/k/a Aspen Achievement Academy, LLC)	Delaware

Aspen Education Group, Inc. (f/k/a Aspen Youth Services, Inc.)	California

Aspen Institute for Behavioral Assessment, LLC (f/k/a Aspen Institute of Behavioral Assessment, LLC and O and A Project, LLC)	Delaware

Aspen Ranch, LLC	Delaware

Aspen Youth, Inc.	California

ATS of Cecil County, Inc.	Virginia	Cumberland Treatment Ctr. Elkton Treatment Ctr. Pine Heights Treatment Ctr. Whitestone Treatment Center Wise Treatment Center

ATS of Delaware, Inc.	Virginia	Claymont Treatment Ctr. Dover Treatment Ctr.

ATS of North Carolina, Inc.	Virginia	Carolina Treatment Ctr. of Fayetteville Carolina Treatment Ctr. Of Pinehurst Carolina Treatment Ctr. Of Goldsboro

AYS Management, Inc.	California

Baton Rouge Treatment Ctr., Inc.	Louisiana	Baton Rouge Treatment Ctr.

Bayside Marin, LLC	Delaware

Beckley Treatment Center, Inc.	West Virginia	Beckley Treatment Center

BGI of Brandywine, Inc.	Virginia

Bowling Green Inn of Pensacola, Inc.	Virginia	12 Oaks Treatment Center Wellness Resource Center

Bowling Green Inn of South Dakota, Inc.	Virginia	Keystone Treatment Center

Bromley Brook School, LLC (f/k/a Manchester Acquisition Co., LLC)	Delaware

LEGAL NAME	STATE OF INCORPORATION OR FORMATION	DBA INFORMATION
California Treatment Services (Partnership)	California	Recovery Solutions of Santa Ana

Camp Huntington, Inc.	New York

Camp Wellspring, LLC	Delaware	Wellspring New York

CAPS of Virginia, Inc.	Virginia

Cartersville Center, Inc.	Georgia	Cartersville Center

Cedars Academy, LLC (f/k/a Cedars Acquisition, LLC)	Delaware

Charleston Treatment Center, Inc.	West Virginia	Charleston Treatment Center

Clarksburg Treatment Center, Inc. EIN 55-0785369	West Virginia	Clarksburg Treatment Center

Comprehensive Addictions Programs, Inc.	Delaware

Copper Canyon Academy, LLC (f/k/a AZ Acquisition, LLC)	Delaware

Coral Health Services, Inc.	Wisconsin

CRC ED Treatment, Inc.	Delaware	Center for Hope of the Sierras Montecatini Montecatini II Carolina House Austin Sendero

CRC Health Management, Inc.	Delaware

CRC Health Oregon, Inc.	Oregon	Allied Health Services Alder Allied Health Services Belmont Allied Health Services Burnside Allied Health Services Ontario Allied Health Services Tigard Allied Health Services Medford

CRC Health Tennessee, Inc.	Tennessee	New Life Lodge

CRC Recovery, Inc.	Delaware

CRC Weight Management, Inc.	Delaware

East Indiana Treatment Center, Inc.	Indiana	East Indiana Treatment Center

Evansville Treatment Center, Inc.	Indiana	Evansville Treatment Center

Four Circles Recovery Center, LLC (f/k/a Appalachian Trails Recovery, LLC)	Delaware

Galax Treatment Center, Inc.	Virginia	Life Center of Galax New River Treatment Center Clinch Valley Treatment Center LCG-Roanoke

Healthy Living Academies, LLC	Delaware	Wellspring Camps Wellspring Retreat

Huntington Treatment Center, Inc.	West Virginia	Huntington Treatment Center

LEGAL NAME	STATE OF INCORPORATION OR FORMATION	DBA INFORMATION
Indianapolis Treatment Center, Inc.	Indiana	Indianapolis Treatment Center

Island View Residential Treatment Center, LLC EIN 20-1724721	Delaware

Jayco Administration, Inc.	Nevada

Milwaukee Health Service Systems (Partnership)	California	10th Street Clinic River’s Shore Clinic Madison Health Services Valley Health Services Wausau Health Services

Loan Administration, LLC	Delaware

Loan Holdings, LLC	Delaware

Mount Bachelor Educational Center, Inc. (f/k/a Mount Bachelor Educational Facility, Inc. and Mt. Bachelor Academy, Inc.)	Oregon	Mount Bachelor Academy

National Specialty Clinics, Inc.	Delaware

Talisman Academy LLC (f/k/a Biltmore Academy, LLC, Aspen NC Real Estate, LLC and NC Real Estate, LLC)	Delaware	New Leaf at Biltmore Academy

New Leaf Academy, Inc. (f/k/a New Leaf Acquisition, Inc.)	Oregon

NorthStar Center, Inc. (f/k/a NorthStar Center, LLC)	Delaware

Oakley School, LLC (f/k/a Oakley Acquisition, LLC)	Delaware

Outback Therapeutic Expeditions, LLC (f/k/a Walkabout Therapeutic Expeditions, LLC)	Delaware

Parkersburg Treatment Center, LLC	West Virginia	Parkersburg Treatment Center

Passages To Recovery, LLC	Delaware

Phoenix Outdoor, LLC	Delaware	Phoenix Acquisition, LLC

Richmond Treatment Center, LLC	Indiana	Richmond Treatment Center

San Diego Health Alliance, Inc.	California	Capalina Clinic El Cajon Treatment Center Fashion Valley Clinic

San Diego Treatment Services (Partnership)	California	Home Avenue Clinic Third Avenue Clinic

Sheltered Living Incorporated	Texas	Life Healing Center of Santa Fe

Sierra Tucson Inc.	Delaware	Sierra Tucson

Sober Living by the Sea, Inc.	California	Sunrise Recovery Ranch The Rose of Newport Beach The Victorian House

LEGAL NAME	STATE OF INCORPORATION OR FORMATION	DBA INFORMATION
Southern Indiana Treatment Center, LLC	Indiana	Southern Indiana Treatment Center Jeffersonville Treatment Center

Structure House, LLC	Delaware

SunHawk Academy of Utah, Inc.	Delaware

SUWS of the Carolinas, Inc.	Delaware	SUWS Seasons

Swift River Academy, L.L.C.	Delaware

Talisman School, Inc. (f/k/a Talisman, Inc. in NC only)	Delaware	Stone Mountain School Talisman, Inc.

Talisman Summer Camp, LLC	Delaware

The Camp Recovery Centers, (LP)	California	Starlite Treatment Center

Transcultural Health Development, Inc.	California	Coastal Recovery Center

Treatment Associates, Inc.	California	Sacramento Treatment Center

Turn-About Ranch, Inc.	Delaware

Virginia Treatment Center, Inc.	Virginia	Roanoke Treatment Center

Volunteer Treatment Center, Inc.	Tennessee	Volunteer Treatment Center

WCHS, Inc.	California

Colton Clinical Services

Desert Treatment Clinic

East Desert Treatment Clinic

Lynnwood Clinic

Northwest Treatment Center

Penn. Ave. Treatment Center

Recovery Treatment Center

Riverside Treatment Center

The Renton Clinic

Tacoma Treatment Solutions

Temecula Valley Treatment Center

Vancouver Treatment Solutions

Wellspring Adventure Camp, LLC (f/k/a Aspen Adventure Camp, LLC)	Delaware	Western Wellspring Adventure Camp, LLC in CA Wellspring Adventure Camp California Wellspring Adventure Camp North Carolina

Wellspring Camp UK LTD Co.	United Kingdom

Wellspring Camp Vancouver, LLC	British Columbia, Canada

Wellspring Community Programs, LLC	Delaware

Wheeling Treatment Center, Inc.	West Virginia	Wheeling Treatment Center

White Deer Realty, Ltd.	Pennsylvania

LEGAL NAME	STATE OF INCORPORATION OR FORMATION	DBA INFORMATION
White Deer Run, Inc.	Pennsylvania

Cove Prep

Lancaster

New Perspectives at White Deer Run

Blue Mountain

New Directions of Cove Forge

Cove Forge Renewal Center

White Deer Run of Allentown

White Deer Run of Altoona

White Deer Run of Harrisburg

White Deer Run of Lewisburg

White Deer Run of New Castle

White Deer Run of Pottsville

White Deer Run of Williamsport

WDR of York

Cove Forge Behavioral Health System at Pittsburg

Cove Forge Behavioral Health System at Williamsburg

White Deer Run Cove Forge Manor House

Wichita Treatment Center, Inc.	Kansas	Wichita Treatment Center

Wilderness Therapy Programs, Inc.	Oregon	SageWalk, the Wilderness School

Williamson Treatment Center, inc.	West Virginia	Williamson Treatment Center

Wilmington Treatment	Virginia	Wilmington Treatment Center

Youth Care of Utah, Inc.	Delaware	Pine Ridge Academy